UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4315 South Drive Houston, Texas	77053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, the Board of Directors of Glori Energy Inc. (“Glori Energy”) elected and ratified Mr. James C. Musselman as a director of Glori Energy.

Following and contingent upon the approval of the Glori Energy 2014 Long Term Incentive Plan (the “2014 LTIP”) at the special meeting of Glori Energy stockholders on December 5, 2014 and the effectiveness of the Registration Statement on Form S-8 for the 2014 LTIP, it is contemplated that Mr. Musselman will receive a restricted stock award with a value of $37,500.

It is further contemplated that Mr. Musselman will enter into the standard Glori Energy indemnification agreement (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that Glori Energy will indemnify Mr. Musselman against all expenses and liabilities incurred in connection with his service as an executive officer or director to the fullest extent permitted by applicable law. The Indemnification Agreement also provides procedures for the determination of an indemnitee’s right to receive indemnification and the advancement of expenses.

Finally, it is contemplated that Mr. Musselman will enter in the standard Glori Energy director agreement (the “Director Agreement”). The Director Agreement provides certain terms relating to a director’s appointment, including compensation, indemnification, insurance and reimbursement of certain expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glori Energy Inc.

Date: November 20, 2014	By:	/s/ Stuart M. Page
Name: Stuart M. Page
Title: President and Chief Executive Officer